As filed with the Securities and Exchange Commission on December 27, 1999

                                 Registration No. ______________

                ________________________________

                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-8
                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                      OLD GUARD GROUP, INC.
      (Exact Name of Registrant as Specified in its Charter)


      Pennsylvania                       23-2852984
(State of Incorporation)    (I.R.S. Employer Identification No.)

             2929 Lititz Pike, Lancaster,  Pa.  17604
       (Address of Principal Executive Offices) (Zip Code)

                      Old Guard Group, Inc.
                  Employee Stock Purchase Plan
                     (Full title of the Plan)

David E. Hosler, Chairman        Jeffrey P. Waldron, Esquire
and Chief Executive Officer      Stevens & Lee
Old Guard Group, Inc.            One Glenhardie Corporate Center
2929 Lititz Pike                 1275 Drummers Lane
Lancaster  Pennsylvania 17604    P.O. Box 236
(717) 569-5361                   Wayne, Pennsylvania 19087

                         (610) 293-4961
  (Names, addresses and telephone numbers of agents for service)

                      _____________________

                 CALCULATION OF REGISTRATION FEE

________________________________________________________________
                           Proposed      Proposed
 Title of                   Maximum      Maximum
Securities     Amount       Offering    Aggregate     Amount of
   to be        to be        Price       Offering   Registration
Registered   Registered   Per Unit(1)    Price(1)        Fee

Common stock,  250,000      $ 11.00    $2,750,000     $762.00
no par value   shares
per share
________________________________________________________________

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c), on the basis of the closing price of Old Guard Group, Inc. Common Stock on December 22, 1999.



                                  PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation Of Documents By Reference

     The following documents have been filed by Old Guard Group, Inc. (the "Registrant") with the Securities and Exchange
Commission ("SEC") and are incorporated herein by reference:

          (a)  Registrant's Annual Report on Form 10-K dated
               March 31, 1999 filed pursuant to Section 13(a) or
               15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since January 1, 1999.

          (c) The description of the Registrant's common stock, no par value per share (the "Common Stock"), set forth in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 25, 1996.

     All documents subsequently filed by Old Guard Group, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement.
Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.  Description Of Securities

     Not applicable.

ITEM 5.  Interests Of Named Experts And Counsel

     Not applicable.

ITEM 6.  Indemnification Of Directors And Officers

     Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     The bylaws of the Company provide for (1) indemnification of directors, officers, employees and agents of the registrant and (2) the elimination of a director's liability for monetary damages, to the fullest extent permitted by Pennsylvania law.

     Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Company.

ITEM 7.  Incorporation Of Documents By Reference

     Not applicable.

ITEM 8.  Exhibits

     4.1 Articles of Incorporation of Old Guard Group, Inc., as amended, incorporated herein by reference to
          Exhibit 3.1 of the Registration Statement No. 333-2779 on Form S-1 of the Registrant.

     4.2 Bylaws of Old Guard Group, Inc. incorporated herein by reference to Exhibit 3.2 of the Registration Statement
          No. 333-12779 on Form S-1 of the Registrant.

     5.1 Opinion of Stevens & Lee re: legality of common stock being registered.

    23.1 Consent of PricewaterhouseCoopers, LLP, independent auditors.

    24.   Power of Attorney (included on signature page).

    99.1  Old Guard Group, Inc. 1999 Employee Stock Purchase
          Plan.

ITEM 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information with respect to the plan of distribution.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

          Provided, however, that subparagraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (4) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of a plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 if under the Securities Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on December __, 1999.

                              OLD GUARD GROUP, INC.

                              By:/s/David E. Hosler
                                 David E. Hosler
                                 Chairman, President and Chief
                                 Executive Officer


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David E. Hosler and Jeffrey P. Waldron, Esquire, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.

Signatures                Title                       Date


/s/Jay S. Sidu            Director             December 17, 1999
Jay S. Sidu


/s/David E. Hosler        Director             December 17, 1999
David E. Hosler           Chairman,
                          President, Chief
                          Executive Officer


/s/E. Matthew Brown       Director             December 17, 1999
E. Matthew Brown


/s/Karen M. Balaban       Director             December 17, 1999
Karen M. Balaban


/s/Noah W. Kreider, Jr.   Director             December 17, 1999
Noah W. Kreider, Jr.


/s/Luther R. Campbell     Director             December 17, 1999
Luther R. Campbell


/s/Robert L. Wechter      Director             December 17, 1999
Robert L. Wechter


/s/James W. Appel         Director             December 17, 1999
James W. Appel


/s/M. Scott Clements      Director             December 17, 1999
M. Scott Clemens


/s/G. Arthur Weaver       Director             December 17, 1999
G. Arthur Weaver


/s/Henry J. Straub        Chief Financial      December 17, 1999
Henry J. Straub           Officer and
                          Treasurer
                          (Principal
                          Financial Officer)



                        INDEX TO EXHIBITS

Exhibit No.   Exhibit                               Page
                                                   Number

    4.1       Articles of Incorporation of Old
              Guard Group, Inc., as amended,
              incorporated herein by reference
              to Exhibit 3.1 of the Registration
              Statement No. 333-12779 on Form S-1
              of the Registrant.

     4.2      Bylaws of Old Guard Group, Inc.
              incorporated herein by reference
              to Exhibit 3.2 of the Registration
              Statement No. 333-12779 on
              Form S-1 of the Registrant.

     5.1      Opinion of Stevens & Lee re:
              legality of common stock being
              registered.

    23.1      Consent of PricewaterhouseCoopers,
              LLP, independent auditors.

    24.       Power of Attorney (included on
              signature page).

    99.1      Old Guard Group, Inc. 1999 Employee
              Stock Purchase Plan.







2
12/23/99/SL1 27661v1/41597.006



12/23/99/SL1 27661v1/41597.006